AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS IS AMENDMENT (the “Amendment") being executed and delivered by and between 3DICON Corporation, an Oklahoma corporation ("3DI"), and George Widener, (the "Purchaser"), and dated as of January __, 2013 (the “Amendment Date”) in order to amend that certain Securities Purchase Agreement and Convertible Bridge Note by and between 3DI and Purchaser dated as of __________, 2012 .

RECITALS

The parties to this Amendment wish to (i) amend certain terms of that Convertible Bridge Note dated as of __________, 2012 (the “Note”) in the face amount of $__,000 issued pursuant to the Securities Purchase Agreement, (ii) restructure the obligations underlying the Note, including the Maturity Date, and (iii) waive any and all Events of Default arising prior to the date hereof under the Securities Purchase Agreement and Note, all as further set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of the Note. The Note shall be amended such that the Maturity Date shall be changed to April 30, 2013.

2. Waiver of Events of Default, Default Interest and Liquidated Damages. On execution of this Amendment, any and all Events of Default, Default Interest and Liquidated Damages, as set forth in the Securities Purchase Agreement and Note, occurring prior to this amendment shall be deemed waived without further recourse by Purchaser.

3. No Other Effect on the Securities Purchase Agreement or Note. The Securities Purchase Agreement and Note remain in full force and effect, except as amended by this Amendment.

4. Effective Date. This Amendment shall be effective as of ___________, 2012 (the “Effective Date”).

5. Miscellaneous.

(a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Securities Purchase Agreement and Convertible Bridge Note.

(b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of Georgia (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been executed and delivered by 3DI and Purchaser as of the date first set forth above.

3DI:	3DIcon Corporation

By:
Name: Mark Willner
Title: CEO

PURCHASER: